UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Tandem Diabetes Care, Inc.

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TANDEM®
DIABETES CARE

# NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

*Designed for Today.*
*Ready for Tomorrow.*

Notice of Annual Meeting of Stockholders to be Held May 16, 2017

Dear Stockholders:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders, or the Annual Meeting, which will be held at the offices of Tandem Diabetes Care, Inc., located at 11045 Roselle Street, San Diego, California 92121, on Tuesday, May 16, 2017, at 3:00 p.m., local time.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect three Class I directors for a three-year term to expire at the 2020 annual meeting of stockholders.
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
3.	To transact any other business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

All of our stockholders of record as of March 28, 2017 are entitled to attend and vote at the Annual Meeting, and at any adjournment or postponement of the Annual Meeting.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal 1 and FOR the ratification of the appointment of our independent registered public accounting firm as provided in Proposal 2.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the response to the question entitled “How can I vote my shares?” in the accompanying Proxy Statement or, if you requested to receive printed proxy materials, the enclosed proxy card.

By Order of the Board of Directors

Sincerely,

Kim D. Blickenstaff

President and Chief Executive Officer

San Diego, California

April 6, 2017

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 6, 2017

(i)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT FOR THE

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2017

Our board of directors is soliciting proxies for use at our 2017 annual meeting of stockholders, or the Annual Meeting, to be held on Tuesday, May 16, 2017, at 3:00 p.m., local time, at the offices of Tandem Diabetes Care, Inc., located at located at 11045 Roselle Street, San Diego, California 92121. Tandem Diabetes Care, Inc. is sometimes referred to herein as “we”, “us”, “our” or the “Company.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about this Proxy Statement or the Annual Meeting, please see the response to the question entitled “Whom should I contact with other questions?” below.

Q:	What is the purpose of the Annual Meeting?

A:

At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.

Q:	When and where will the Annual Meeting be held?

A:

You are invited to attend the Annual Meeting on May 16, 2017, at 3:00 p.m., local time. The Annual Meeting will be held at our corporate offices located at 11045 Roselle Street, San Diego, California 92121.

Q:	Why did I receive these proxy materials?

A:

We are making these proxy materials available in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. Your proxy is being solicited in connection with the Annual Meeting because you owned our common stock at the close of business on March 28, 2017, which is the record date for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.

You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares as described in the response to the question entitled “How can I vote my shares?” below and as described elsewhere in this Proxy Statement.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.

TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement  1

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:

Instead of mailing printed copies of our proxy materials to each of our stockholders, we have elected to provide access to them over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, or a Notice. Accordingly, on or about April 6, 2017, we mailed a Notice to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or the Annual Report, each of which are available at www.astproxyportal.com/ast/18636. The Notice also provides instructions on how to vote your shares through the Internet, by telephone, or by mail.

We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The proposals to be voted on at the Annual Meeting, and our board of directors’ voting recommendations with respect to each proposal, are as follows:

Proposal	Board’s Voting Recommendation
1.

Election of Directors (Proposal 1): The election of three Class I directors to serve a three-year term. Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated and recommends for re-election as Class I directors each of the following persons:

●    Kim D. Blickenstaff

●    Howard E. Greene, Jr.

●    Christopher J. Twomey

FOR
2.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

FOR

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote the shares they represent using their best judgment. Kim D. Blickenstaff and John Cajigas, the designated proxy holders, are members of our management.

Q:	Who may vote at the Annual Meeting?

A:

If you owned our common stock on March 28, 2017, the record date for the Annual Meeting, your shares are eligible to be voted, in person or by proxy, at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On the record date, there were 49,836,070 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Please see the response to the question entitled “May I vote my shares in person at the Annual Meeting?” below for additional information.

Q:	What is the quorum requirement for the Annual Meeting?

A:

We need a quorum of stockholders in order to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our common stock entitled to vote as of the record date, or 24,918,036 shares, are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:	What vote is required to approve each proposal?

A:	Election of Directors (Proposal 1): Directors will be elected by a plurality of the votes cast, so the three director nominees who receive the most votes will be elected.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

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Q:	What is the difference between a “stockholder of record” and a “beneficial owner”?

A:	You are considered to be a stockholder of record if your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, on the record date.
If, however, your shares are held in a brokerage account or by a bank, broker or other nominee, and not in your name, you are considered to be the beneficial owner of shares held in street name.
Q:	May I vote my shares in person at the Annual Meeting?

A:	If you are the stockholder of record, you have the right to vote in person at the Annual Meeting. When you arrive at the Annual Meeting, you may request a ballot.

If you are the beneficial owner of shares held in street name, you are welcome to attend the Annual Meeting, but you may not vote your shares in person at the Annual Meeting unless you bring with you a proxy from the bank, broker or other nominee that holds your shares, which provides you the right to vote at the Annual Meeting.

Admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with these requirements, and any other instructions given by representatives of the Company at the Annual Meeting, you will not be admitted to the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:

If you are a stockholder of record and you indicate when voting that you wish to vote as recommended by our board of directors, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares as recommended by our board of directors on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. This is generally referred to as a “broker non-vote.”  Please see the response to the question entitled “What is the effect of abstentions, withheld votes and broker non-votes?” below for additional information.

Q:	Which proposals in this Proxy Statement are considered “routine” or “non-routine” matters?

A:

The election of directors (Proposal 1) is considered a non-routine matter under applicable rules. As a result, a broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with Proposal 1.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) is considered a routine matter under applicable rules. A bank, broker or other nominee may generally vote without instructions on this matter, so we do not expect any broker non-votes in connection with Proposal 2.

TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement  3

Q:	What is the effect of abstentions, withheld votes and broker non-votes?

A:

Shares held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions or withheld votes as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions and withheld votes are treated as shares present in person or represented by proxy and entitled to vote. The election of directors (Proposal 1) will be determined by a plurality of votes cast, so withheld votes with respect to this proposal will not have an effect on the outcome of this vote. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, so abstentions on this proposal will have the same effect as a vote against this proposal.

A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum. The election of directors (Proposal 1) is considered a non-routine matter and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) is considered a routine matter on which a bank, broker or other nominee has discretionary authority to vote, so we do not expect any broker non-votes in connection with this proposal.

Q:	How can I vote my shares?

A:

With respect to the election of directors (Proposal 1), you may either vote “For” all director nominees or you may “Withhold” your vote for all of the director nominees or for any particular nominee that you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2), you may vote “For” or “Against” the proposal, or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy through the Internet, by phone or by mail as described below. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If you have already voted by proxy, you may still attend the Annual Meeting and vote in person, and your vote at the Annual Meeting will have the effect of revoking your proxy.  Please see the response to the question entitled “How may I revoke or change my vote after submitting my proxy?” below for additional information.

•	To vote in person, please attend the Annual Meeting and request a ballot when you arrive.
•

To vote through the Internet, go to www.voteproxy.com and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the control number from the proxy card that was mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 15, 2017. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•

To vote by phone, call toll-free 1-800-PROXIES (1-800-776-9437) if calling from the United States, or 1-718-921-8500 if calling from foreign countries, from any touch-tone telephone and follow the instructions. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the proxy card mailed to you. Telephonic voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 15, 2017. Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•

To vote by mail using a proxy card, you must request to receive printed proxy materials by following the instructions included in the Notice.  The proxy card will be provided with the printed proxy materials. Once received, simply complete, sign and date the proxy card and return it promptly in the envelope provided.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received a Notice or a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions in the materials received from your bank, broker or other nominee to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your bank, broker or other nominee.

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Q:	How may I revoke or change my vote after submitting my proxy?

A:	You may revoke your proxy or change your vote at any time before the final vote at the Annual Meeting.

The procedures for revoking your proxy or changing your vote are as follows:

Stockholder of Record

If you are a stockholder of record, you may revoke your proxy in one of the four following ways:

•	you may vote again by Internet or telephone at a later time (prior to the deadline for Internet or telephone voting);
•	you may submit another properly completed proxy card with a later date;
•	you may send a written notice that you are revoking your proxy to Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel; or
•	you may attend the Annual Meeting and vote in person (however, simply attending the Annual Meeting will not, by itself, revoke your proxy or change your vote).

Your most current Internet proxy, telephone proxy or proxy card will be the one that is counted at the Annual Meeting.

Beneficial Owner

If you are a beneficial owner of shares, you may revoke your proxy by following the instructions provided to you by your bank, broker or other nominee.

Q:	What are the costs of soliciting these proxies?

A:

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email, but will be paid no additional compensation for these services. Although we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future, and do not believe that the cost of any such proxy solicitor will be material. We may reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding these proxy materials to their principals and in obtaining authority to execute proxies.

Q:	Where can I find voting results of the Annual Meeting?

A:

In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

Q:	Whom should I contact with other questions?

A:

If you have additional questions about this Proxy Statement or the Annual Meeting, please contact: Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel, Telephone: (858) 366-6900.

TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement  5

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

We currently have eight members of our board of directors and we have one vacancy. Under our charter and bylaws, our board is divided into three classes, as follows:

•	Class I, which consists of Messrs. Kim D. Blickenstaff, Howard E. Greene, Jr. and Christopher J. Twomey, whose terms will expire at the Annual Meeting;
•	Class II, which consists of Messrs. Dick P. Allen and Edward L. Cahill (and one vacant position), whose terms will expire at our 2018 annual meeting of stockholders; and
•	Class III, which consists of Dr. Fred E. Cohen, Mr. Douglas A. Roeder and Dr. Jesse I. Treu, whose terms will expire at our 2019 annual meeting of stockholders.

Upon the expiration of the initial term of office for each class of directors, each director in such class will be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Directors may only be removed for cause by the affirmative vote of a majority of the shares then entitled to vote upon an election of directors. Because only one-third of our directors will be elected at each annual meeting of stockholders, two consecutive annual meetings of stockholders could be required for our stockholders to change a majority of our board of directors. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

Election of Directors

At the Annual Meeting, our stockholders are being asked to vote for the Class I director nominees listed below to serve on our board of directors until our annual meeting of stockholders to be held in 2020 and until each of their successors has been elected and qualified, or until such director’s earlier death, resignation or removal. Each of these nominees is a current member of our board of directors whose term expires at the Annual Meeting. Each of these nominees has consented to serve, if elected.

Provided that a quorum of stockholders is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and withheld votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

If no contrary indication is made, proxies will be voted for each of the director nominees, or in the event that any nominee is unable to serve as a director at the time of the election, proxies will be voted for any nominee who is designated by our board of directors to fill the vacancy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

6  TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement

Nominees for Director

The following table lists the persons recommended by the nominating and corporate governance committee of our board of directors and nominated by our board of directors to be elected as directors, including relevant information as of March 31, 2017 regarding their age, business experience, qualifications, attributes, skills and other directorships:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

(Class I Directors)

KIM D. BLICKENSTAFF President, Chief Executive Officer and Director Age: 64 Director since: 2007

Mr. Blickenstaff has served as our President and Chief Executive Officer and as one of our directors since September 2007. Prior to joining our company, Mr. Blickenstaff served as Chairman and Chief Executive Officer of Biosite Incorporated, or Biosite, a provider of medical diagnostic products, from 1988 until its acquisition by Inverness Medical Innovations, Inc. in June 2007. Mr. Blickenstaff previously served as a director of Medivation, Inc. (NASDAQ: MDVN), a biotechnology company, from 2005 to 2016, until its acquisition by Pfizer, and as a director of DexCom, Inc. (NASDAQ: DXCM), a provider of continuous glucose monitoring systems, from June 2001 to September 2007. Mr. Blickenstaff was formerly a certified public accountant and has more than 20 years of experience overseeing the preparation of financial statements. He received a B.A. in Political Science from Loyola University, Chicago, and an M.B.A. from the Graduate School of Business, Loyola University, Chicago.

We believe Mr. Blickenstaff brings to our board of directors valuable perspective and experience as our President and Chief Executive Officer, extensive experience at the board level of various healthcare companies, as well as leadership skills, industry experience and knowledge that qualify him to serve as one of our directors.

HOWARD E. GREENE, JR. Director Member, Compensation Committee Age: 74 Director since: 2008

Mr. Greene has served on our board of directors since January 2008. Mr. Greene is an entrepreneur who has participated in the founding and management of 11 medical technology companies over 25 years, including three companies for which he served as chief executive officer. He was the co-founder of Amylin Pharmaceuticals, Inc., a public pharmaceutical company that was acquired by Bristol Myers Squibb in August 2012, serving as the Chief Executive Officer of that company from 1987 to 1996. He also served as a director of Amylin Pharmaceuticals from 1987 to April 2009. Mr. Greene also served on the board of directors of Biosite from June 1989 until its sale in 2007. From 1986 until 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech Incorporated from March 1979 until its acquisition by Eli Lilly & Co. in March 1986, and he was co-inventor of Hybritech’s patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation and a consultant with McKinsey & Company. Mr. Greene holds a B.A. in Physics from Amherst College and an M.B.A. from Harvard Business School.

We believe Mr. Greene’s background as a Chief Executive Officer and director of publicly-traded biotechnology companies, his extensive experience at the executive and board level in multiple companies in the medical technology industry, and his long-term investing experience, brings to our board critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance and qualify him to serve as one of our directors.

TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement  7

CHRISTOPHER J. TWOMEY Director Chairman, Audit Committee Age: 57 Director since: 2013

Mr. Twomey has served on our board of directors since July 2013. From March 1990 until his retirement in 2007, Mr. Twomey held various positions with Biosite, most recently serving as Senior Vice President, Finance and Chief Financial Officer. From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an Audit Manager. Mr. Twomey has also served as a director of Senomyx, Inc. (NASDAQ: SNMX), a flavor technology company, since March 2006 and is chair of that company’s audit committee. Mr. Twomey also served as a director and chair of the audit committee of Cadence Pharmaceuticals, Inc., from July 2006 until it was acquired by Mallinckrodt plc in March 2014. Mr. Twomey holds a B.A. in Business Economics from the University of California, Santa Barbara.

We believe Mr. Twomey’s experience in senior financial management and on boards of directors of companies in the life sciences industry, as well as his long-term accounting and auditing experience, brings to our board critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance.

Members of Our Board of Directors

The following table lists the members of our board of directors that are continuing in office, including relevant information as of March 31, 2017 regarding their age, business experience, qualifications, attributes, skills and other directorships:

Members of the Board of Directors Continuing in Office with a Term Expiring at the 2018 Annual Meeting of Stockholders

(Class II Directors)

DICK P. ALLEN Chairman, Board of Directors Member, Audit Committee Age: 72 Director since: 2007

Mr. Allen has served on our board of directors since July 2007. Mr. Allen was the President of DIMA Ventures, Inc., a private investment firm providing seed capital and board-level support for start-up companies in the healthcare field, until July 2009. Mr. Allen was a co-founder of Caremark, Inc., a home infusion therapy company that was later acquired by Baxter International and served as a Vice President from its inception in 1979 until 1986. Mr. Allen was also a co-founder and director of Pyxis Corporation, which was later acquired by Cardinal Health, Inc. Mr. Allen served as Chairman of the Board of JDRF International from July 2012 until June 2014. Mr. Allen was also a Lecturer at the Stanford University Graduate School of Business for a total of 13 years. Mr. Allen holds a B.S. in Industrial Administration from Yale University and an M.B.A. from Stanford University Graduate School of Business.

We believe Mr. Allen’s background in management and on boards of directors of companies in the healthcare industry, as well as his long-term investing experience, brings to our board critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance and qualify him to serve as one of our directors.

EDWARD L. CAHILL Director Member, Audit Committee Age: 63 Director since: 2009

Mr. Cahill has served on our board of directors since May 2009. Mr. Cahill has served as Managing Partner of HLM Venture Partners, a venture capital firm that invests primarily in emerging companies focused on healthcare information technology, healthcare services and medical technology, since May 2000. He served as a director of Animas Corporation, a developer of external insulin pumps, from March 2001 until its acquisition by Johnson & Johnson in February 2006. From June 1995 to May 2000, Mr. Cahill served as a founding partner of Cahill, Warnock Company (now Camden Partners), a venture capital firm based in Baltimore. Previously, Mr. Cahill was a Managing Director of Alex Brown & Sons, an investment services brokerage, where he led the firm’s healthcare group from January 1986 through March 1995. From January 1999 until August 2014, Mr. Cahill was a director of Masimo Corporation (NASDAQ: MASI), a medical technology company. He is also a director of several privately held healthcare companies and serves as a trustee of Johns Hopkins Medicine, Johns Hopkins Health System and Mercy Health Services. Mr. Cahill holds an A.B. in American Civilization from Williams College and a Masters of Public and Private Management from Yale University.

We believe Mr. Cahill’s diverse and extensive experience on boards of directors and in management, which has included public and private companies in the life sciences industry, provides him with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe that he brings to our board his long-term investing experience with numerous companies in the healthcare and biotechnology industries, as well as a strong financial background, all of which qualify him for service on our board of directors.

8  TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement

Members of the Board of Directors Continuing in Office with a Term Expiring at the 2019 Annual Meeting of Stockholders

(Class III Directors)

FRED E. COHEN Director Member, Nominating and Corporate Governance Committee Age: 60 Director since: 2013

Dr. Cohen has served on our board of directors since June 2013. Dr. Cohen is a Senior Advisor of TPG, a private equity firm he joined in 2001, and serves as co-head of TPG’s biotechnology group. Dr. Cohen was a Professor of Cellular and Molecular Pharmacology at the University of California, San Francisco (UCSF) from 1988 until 2014. From 1995 to 2001, Dr. Cohen served as the Chief of the Division of Diabetes, Endocrinology and Metabolism in the Department of Medicine of UCSF. Dr. Cohen also serves as a director of BioCryst Pharmaceuticals, Inc. (NASDAQ: BCRX), CareDx, Inc. (NASDAQ: CDNA), Five Prime Therapeutics, Inc. (NASDAQ: FPRX), Genomic Health, Inc. (NASDAQ: GHDX), Roka Bioscience, Inc. (NASDAQ: ROKA), and Veracyte, Inc. (NASDAQ: VCYT). In addition, Dr. Cohen serves as a director of several privately held companies. Dr. Cohen holds a B.S. in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University and an M.D. from Stanford University.

We believe Dr. Cohen’s diverse and extensive experience on boards of directors and in management, which has included public and private companies in the life sciences industry, provides him with key skills in working with directors, and understanding board process and functions. We also believe he brings to our board his long-term investing experience with numerous companies in the healthcare and biotechnology industries, including serving on public company audit committees.

DOUGLAS A. ROEDER Director Chairman, Compensation Committee; Member, Nominating and Corporate Governance Committee Age: 46 Director since: 2009

Mr. Roeder has served on our board of directors since May 2009. Mr. Roeder joined Delphi Ventures as an Associate in 1998, and has been a Partner since 2000, focusing on medical devices, diagnostics and biotechnology. Prior to joining Delphi Ventures, Mr. Roeder was an Associate with Alex Brown’s Healthcare Investment Banking Group in San Francisco, where he focused on the medical device, life sciences and healthcare services industries. Mr. Roeder serves as a director of Senseonics Holdings, Inc. (NYSE-MKT: SENS), a continuous glucose monitoring company, and several privately held companies. He previously served as a director of Trivascular Technologies, Inc., a medical device company, which was acquired by Endologix, Inc. (NASDAQ: ELGX) in February 2016. He also previously worked with Putnam Associates, a strategy consulting firm focused on the pharmaceutical and biotechnology industries. Mr. Roeder holds an A.B. in Biochemistry from Dartmouth College.

We believe Mr. Roeder’s experience on several boards of directors of companies in the life sciences industry, provides him with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe that he brings to our board his long-term investing experience with numerous companies in the healthcare and medical device industries, all of which qualify him for service on our board.

JESSE I. TREU Director Chairman, Nominating and Corporate Governance Committee; Member, Compensation Committee Age: 69 Director since: 2008

Dr. Treu has served on our board of directors since June 2008. Dr. Treu has been a Partner of Domain Associates, L.L.C. since its inception in 1985, and is currently a Managing Member. Dr. Treu has been a director of over 35 early-stage healthcare companies and has also previously served as a founder, president and chairman of numerous venture-stage companies. Dr. Treu currently serves as a director of Aldeyra Pharmaceuticals, Inc. (NASDAQ: ALDX) and Veracyte, Inc. (NASDAQ: VCYT), as well as several privately held companies. Dr. Treu also serves as a member of the Princeton Healthcare System Board of Trustees. Prior to the formation of Domain Associates, Dr. Treu had 12 years of experience working in the healthcare industry. Dr. Treu previously held positions with The Wilkerson Group and its venture capital arm, CW Ventures, and General Electric Company. Dr. Treu received his B.S. in Physics from Rensselaer Polytechnic Institute and his M.A. and Ph.D. in physics from Princeton University.

We believe Dr. Treu’s extensive experience as an officer and member of the board of directors of several companies in the healthcare industry brings to our board valuable industry expertise, understanding of financial statements, and significant executive management experience and leadership skills, as well as a strong understanding of corporate governance principles.

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Corporate Governance

CORPORATE GOVERNANCE

Director Independence

Our board of directors has affirmatively determined that each of Drs. Cohen and Treu and Messrs. Allen, Cahill, Greene, Roeder and Twomey meet the definition of “independent director” under the applicable SEC rules and NASDAQ Listing Rules.

Family Relationships

There are no family relationships between any director, executive officer or person nominated to become a director or executive director.

Agreements with Directors

None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than with the directors of the Company acting within their capacity as such.

Legal Proceedings with Directors

There are no legal proceedings related to any of the directors or director nominees which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

Board Leadership Structure

The positions of Chairman of the board and chief executive officer are presently separated. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the Chairman of the board to lead our board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the board, particularly as our board of directors’ oversight responsibilities continue to grow. While our amended and restated bylaws and nominating and corporate governance committee charter do not require that our Chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our board of directors in overseeing the management of our risks is realized primarily through committees of our board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the Chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting.

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Board and Committee Meetings

During 2016, our board of directors met ten times (including telephonic meetings) and took action by written consent three times. Each director attended at least 75% of the meetings held by the board of directors and by each committee on which he served while he was a director, either in person or by teleconference, during the year.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at each annual meeting of stockholders, we encourage all of our directors to attend.

Executive Sessions

In accordance with the applicable NASDAQ Listing Rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Our board of directors has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of our board of directors when necessary to address specific issues. For instance, we may establish a pricing committee to determine the offering price and other terms of any financing we may pursue in the future.

Each of the three standing committees has a written charter that has been approved by our board of directors. A copy of each charter is available at http://investor.tandemdiabetes.com/governance.cfm. However, the information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement.  In addition, references in this Proxy Statement to our website are to inactive textual references only.

During 2016, our audit committee was comprised of Mr. Twomey (Chairman), Mr. Allen and Mr. Cahill; our compensation committee was comprised of Mr. Roeder (Chairman), Mr. Greene and Dr. Treu; and our nominating and corporate governance committee was comprised of Dr. Treu (Chairman), Dr. Cohen and Mr. Roeder.

The current members of each standing committee are identified in the following table:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kim D. Blickenstaff
Dick P. Allen	X
Edward L. Cahill	X
Fred E. Cohen, M.D., D.Phil.			X
Howard E Greene, Jr.		X
Douglas A. Roeder		Chairman	X
Jesse I. Treu, Ph.D.		X	Chairman
Christopher J. Twomey	Chairman

Audit Committee

During 2016, our audit committee met four times (including telephonic meetings) and did not take any action by written consent. Each of the members of the audit committee has been determined to be an “independent director” under applicable SEC rules and NASDAQ Listing Rules. Our board of directors has affirmatively determined that Mr. Twomey is designated as an “audit committee financial expert.”

Our audit committee’s responsibilities include:

•	appointing, terminating, compensating and overseeing the work of any independent auditor engaged to prepare or issue an audit report or to provide other audit, review or attest services;
•

reviewing all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

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•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;
•

establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;
•	determining the compensation of the independent auditors, and of other advisors hired by the audit committee;
•	reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;
•	monitoring and evaluating the independent auditor’s qualifications, performance and independence on an ongoing basis;
•	reviewing reports to management prepared by the internal audit function, as well as management’s response;
•	reviewing and assessing, on an annual basis, the adequacy of the audit committee’s formal written charter;
•	reviewing related party transactions for potential conflict of interest situations on an ongoing basis, and approving or rejecting such transactions; and
•	overseeing such other matters that are specifically delegated to the audit committee by our board of directors from time to time.

Compensation Committee

During 2016, our compensation committee met five times (including telephonic meetings) and took action by written consent three times. Each of the members of the compensation committee has been determined to be an “independent director” under applicable SEC rules and NASDAQ Listing Rules.

Our compensation committee’s responsibilities include:

•	developing, reviewing, and approving our overall compensation programs, and regularly reporting to the full board of directors regarding the adoption of such programs;
•

developing, reviewing and approving our cash and equity incentive plans, including approving individual grants or awards thereunder, with the exception of grants or awards to our chief executive officer which must be approved by our independent directors, and regularly reporting to the full board of directors regarding the terms of such plans and individual grants or awards;

•	reviewing and approving individual and Company performance goals and objectives that may be relevant to the compensation of executive officers and other key employees;
•

reviewing and approving the terms of any employment agreement, severance or change in control arrangements, or other compensatory arrangement with any executive officers or other key employees, with the exception of our chief executive officer for whom any such arrangements must be approved by our independent directors;

•	reviewing and discussing with management the tables and narrative discussion regarding executive officer and director compensation to be included in the annual proxy statement;
•	reviewing and assessing, on an annual basis, the adequacy of the compensation committee’s formal written charter; and
•	overseeing such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

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Nominating and Corporate Governance Committee

During 2016, our nominating and corporate governance committee met four times (including telephonic meetings) and did not take any action by written consent. Each of the members of the nominating and corporate governance committee has been determined to be an “independent director” under applicable SEC rules and NASDAQ Listing Rules.

Our nominating and corporate governance committee’s responsibilities include:

•	identifying and screening candidates for our board of directors, and recommending nominees for election as directors;
•	assessing, on an annual basis, the performance of our board of directors and any committee thereof;
•	overseeing overall business risk and acquiring insurance policies;
•

reviewing the structure of the board’s committees and recommending to the board for its approval directors to serve as members of each committee, including each committee’s respective chair, if applicable;

•	reviewing and assessing, on an annual basis, the adequacy of the nominating and corporate governance committee’s formal written charter; and

•	generally advising our board of directors on corporate governance and related matters.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. No interlocking relationship exists between any member of our board of directors and any member of the compensation committee (or other committee performing equivalent functions) of any other company.

We have entered into an indemnification agreement with each of our directors, including Messrs. Roeder and Greene and Dr. Treu, who comprise our compensation committee.

Director Nomination Process

The goal of our nominating and corporate governance committee, which we refer to as “the committee” for purposes of this section, is to assemble a well-rounded board of directors that consists of directors with backgrounds that are complementary to one another, reflecting a variety of experiences, skills and expertise. In considering whether to recommend any candidate for inclusion in the slate of recommended nominees for our board of directors, including candidates recommended by stockholders, the committee applies the following selection criteria, as set forth in the committee’s charter:

•	Each director should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity;
•

Each director should be free of any conflicts of interest which would violate applicable laws, rules, regulations or listing standards, or interfere with the proper performance of his or her responsibilities;

•

Each director should possess experience, skills and attributes which enhance his or her ability to perform duties on our behalf. In assessing these qualities, the committee will consider such factors as (i) personal skills and attributes, (ii) expertise in the areas of accounting, marketing, strategy, financial reporting or corporate governance, and (iii) professional experience in diabetes care or the healthcare industry, as well as other factors that would be expected to contribute to an effective board of directors;

•	Each director should have the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of board membership; and
•

Each director should demonstrate his or her understanding that his or her primary responsibility is to our stockholders, and that his or her primary goal is to serve the best interests of those stockholders, and not his or her personal interest or the interest of a particular group.

While we do not have a formal policy regarding board diversity, it is one of a number of factors that the committee takes into account in identifying and recommending nominees.

The committee believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.

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The committee currently has a policy of evaluating nominees recommended by stockholders in the same manner as it evaluates other nominees. We do not intend to treat stockholder recommendations in any manner different from other recommendations. Under our amended and restated bylaws, stockholders wishing to propose a director nominee should send the required information to Tandem Diabetes Care, Inc., 11045 Roselle St., San Diego, CA 92121, Attention: Corporate Secretary. We have not received director candidate recommendations from our stockholders to date.

Codes of Conduct and Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer and other senior financial officers (our Chief Financial Officer, Vice President of Finance and other senior financial officers performing similar functions), which is designed to meet the requirements of Item 406 of Regulation S-K. We have also adopted a code of ethics that applies to all of our employees, officers and directors, which is designed to meet the requirements of the applicable NASDAQ Listing Rules. Each of these documents is available at http://investor.tandemdiabetes.com/governance.cfm.  We expect that any amendment to either code of ethics, or any waivers of their respective requirements that are applicable to executive officers or directors, will be disclosed on our website or in our future filings with the SEC.

Stockholder Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors as a whole, may send such communication to: Tandem Diabetes Care, Inc., 11045 Roselle St., San Diego, CA 92121, Attention: General Counsel. Stockholders seeking to communicate with an individual director, in his or her capacity as a member of our board of directors, may send such communication to the same address, to the attention of such individual director. We will generally forward any such stockholder communication to each director to whom such stockholder communication is addressed to the address specified by each such director, unless we determine that the communication is unduly hostile, threatening, illegal or otherwise unsuitable for receipt by the directors.

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Director Compensation

DIRECTOR COMPENSATION

During 2016, pursuant to our director compensation program, we paid our non-employee directors a cash retainer for service on our board of directors and an additional amount for service on each committee of which the director is a member. The chairman of our board of directors, and the chairman of each committee, receives a higher annual retainer for such service (which is in lieu of, and not in addition to, member annual retainers). Under the program, the annual fees paid to non-employee directors for service on our board of directors, and for service on each committee of our board of directors of which the director is a member, were as follows:

	Member Annual Retainer	Chairman Annual Retainer
Board of Directors	$44,000	$88,000
Audit Committee	$8,500	$23,000
Compensation Committee	$6,000	$17,000
Nominating and Corporate Governance Committee	$5,000	$9,000

Under our director compensation program, each non-employee director will receive an option to purchase 25,000 shares of our common stock upon his or her initial election to our board of directors. Each of these options will vest in equal monthly installments over a period of 36 months following the grant date, subject to the individual’s continued service as a director. Further, annually on November 15 of each year (or on the next business day if the 15th is a day on which financial markets are not operating), each non-employee director then serving on our board of directors will receive an option to purchase an additional 17,000 shares of our common stock (subject to pro-ration for each full month of service on our board of directors prior to such date). Each of these options will vest in equal monthly installments over a period of 12 months following the grant date, subject to the individual’s continued service as a director. The exercise price of all options granted to our non-employee directors will equal the closing price of our common stock on the date of grant. Each of these stock options, as well as any other equity awards to non-employee directors, is expected to be made pursuant to our 2013 Stock Incentive Plan, or 2013 Plan.

In November 2016, each non-employee director then serving on our board of directors received an option to purchase 17,000 shares of our common stock in accordance with the terms of our director compensation program, as described above.

We reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

In June 2014 we implemented the Tandem Diabetes Care, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Each of our non-employee directors is eligible to participate in the Deferred Compensation Plan and is able to elect to defer up to 100% of his cash retainer into the plan. During 2016 none of our non-employee directors elected to participate in the Deferred Compensation Plan.

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Director Compensation Table

The following table sets forth compensation information with respect to all of our non-employee directors for amounts earned during 2016.

Name	Fees Earned or Paid in Cash ($)	Options Awards($)(1)	Total
Dick P. Allen	$96,500	$16,913	$113,413
Edward L. Cahill	$52,500	$16,913	$69,413
Fred E. Cohen, M.D., D.Phil., F.A.C.P.	$49,000	$16,913	$65,913
Howard E. Greene, Jr.	$50,000	$16,913	$66,913
Douglas A. Roeder	$66,000	$16,913	$82,913
Jesse I. Treu, Ph.D.	$59,000	$16,913	$75,913
Christopher J. Twomey	$67,000	$16,913	$83,913
(1)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our non-employee directors. These amounts reflect the grant date fair value of the options awarded to each of our non-employee directors during 2016 calculated in accordance with FASB ASC Topic 718. Information regarding assumptions made in valuing the option grants can be found in Note 6 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 8, 2017.

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The aggregate number of shares subject to outstanding stock option awards for each of our non-employee directors as of December 31, 2016 was as follows:

Name	Aggregate Number of Option Awards
Dick P. Allen	84,710
Edward L. Cahill	68,000
Fred E. Cohen, M.D., D.Phil., F.A.C.P.	68,000
Howard E. Greene, Jr.	84,710
Douglas A. Roeder	68,000
Jesse I. Treu, Ph.D.	68,000
Christopher J. Twomey	92,888

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017. Although not required by applicable law or our charter or bylaws, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has audited our financial statements since 2008.

We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, and will be available to respond to appropriate questions from stockholders. Additionally, the representatives of Ernst & Young LLP will have an opportunity to make a statement if they so desire.

Provided that a quorum is present, the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against the proposal. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm in this Proposal 2 is considered a routine matter under applicable rules. A broker, bank or other nominee may generally vote without instructions on this matter, so we do not expect any broker non-votes in connection with this Proposal 2

If our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE FOR THIS PROPOSAL

Audit and All Other Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2016 and December 31, 2015, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Type of Fee	2016	2015
Audit Fees (1)	$571,172	$588,357
Audit-Related Fees (2)	7,500	6,654
Tax Fees (3)	-	15,000
Total	$578,672	$610,011

(1)

Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP, including out-of-pocket expenses. The amounts presented relate to the audit of our annual financial statements, review of our quarterly financial statements and our registration statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees for professional services performed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and are not reported as Audit Fees, including out-of-pocket expenses.

(3)	Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to an Internal Revenue Code, or the Code, Section 382 study and general tax advice and planning.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. Our audit committee will consider whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 16, “Communication with Audit Committees” of the Public Company Accounting Oversight Board. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 “Independence Discussions with Audit Committees”, and has considered the compatibility of non-audit services with the auditors’ independence.

We have met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Ernst & Young LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with Ernst & Young LLP were held with and without management present. Members of the audit committee are not employed by the Company, nor does the audit committee provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. We and the Company’s board of directors also recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

AUDIT COMMITTEE

Christopher J. Twomey, Chairman

Dick P. Allen

Edward L. Cahill

18  TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Our executive officers, and their respective ages and positions with us as of March 31, 2017, are as follows:

Name	Age	Position
Kim D. Blickenstaff	64	Director, President and Chief Executive Officer
David B. Berger	47	Executive Vice President, General Counsel and Secretary
John Cajigas	51	Executive Vice President, Chief Financial Officer and Treasurer
Brian B. Hansen	49	Executive Vice President and Chief Commercial Officer
Susan M. Morrison	37	Chief Administrative Officer
John F. Sheridan	61	Executive Vice President and Chief Operating Officer

Mr. Blickenstaff’s biography can be found under the section entitled “Proposal 1—Election of Directors” above.

David B. Berger has served as our General Counsel since August 2013, as our Corporate Secretary since January 2015, and as our Executive Vice President since January 2016. Prior to joining our company, from January 2008 until August 2013, he served as Vice President and General Counsel of Senomyx, and was promoted to Senior Vice President in January 2012. He served as Corporate Secretary of Senomyx from January 2008 until May 2014. From April 2003 until October 2007, Mr. Berger was responsible for all commercial aspects of legal affairs at Biosite. At Biosite, Mr. Berger most recently held the position of Vice President, Legal Affairs. Previously, Mr. Berger was an attorney at Cooley Godward LLP and Amylin Pharmaceuticals, Inc. Mr. Berger holds a B.A. in Economics from the University of California, Berkeley and a J.D. from Stanford Law School.

John Cajigas has served as our Chief Financial Officer and Treasurer since May 2008 and as Executive Vice President since January 2016. Prior to joining our company, Mr. Cajigas served in various accounting and finance positions, most recently as Vice President, Finance, of Biosite from August 1995 until August 2007. Prior to joining Biosite, Mr. Cajigas worked as an Audit Manager with Ernst & Young LLP, working primarily with clients in the technology and biotechnology industries. Mr. Cajigas is a certified public accountant (inactive) and holds a B.S. in Business Administration (Accounting) from San Diego State University.

Brian B. Hansen has served as our Executive Vice President and Chief Commercial Officer since February 2016. Prior to joining our company, Mr. Hansen served from September 2014 as Chief Commercial Officer of Adaptive Biotechnologies Corp. From May 2013 to September 2014, Mr. Hansen served as Head of Commercial, Sales and Marketing, of Genoptix, a Novartis Company. From December 2005 to February 2013, he served in various roles of increasing responsibility at Gen-Probe, Inc., a medical diagnostics company, most recently serving as Senior Vice President, Global Sales and Services from January 2012 to February 2013. Mr. Hansen received an M.B.A. from the School of Business at San Diego State University and a B.S. in Business Administration from the University of Missouri—Columbia.

Susan M. Morrison has served as our Chief Administrative Officer since September 2013. From April 2013 until September 2013, she served as our Vice President, Human Resources, Corporate and Investor Relations. Ms. Morrison served as our Director, Corporate and Investor Relations, from January 2009 to March 2013, and was our Director, Corporate Services from November 2007 to December 2008. Prior to joining our company, Ms. Morrison held various positions in Corporate and Investor Relations at Biosite from August 2003 through November 2007. Ms. Morrison holds a B.A. in Public Relations from Western Michigan University.

John F. Sheridan has served as our Executive Vice President and Chief Operating Officer since April 2013. Prior to joining our company, Mr. Sheridan served as Chief Operating Officer of Rapiscan Systems, Inc., a provider of security equipment and systems, from March 2012 to February 2013. Mr. Sheridan served as Executive Vice President of Research and Development and Operations for Volcano Corporation, a medical technology company, from November 2004 to March 2010. From May 2002 to May 2004, Mr. Sheridan served as Executive Vice President of Operations at CardioNet, Inc., a medical technology company, now operating as BioTelemetry, Inc. (NASDAQ: BEAT). From March 1998 to May 2002, he served as Vice President of Operations at Digirad Corporation, a medical imaging company. Mr. Sheridan holds a B.S. in Chemistry from the University of West Florida and an M.B.A. from Boston University.

TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement  19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2017, except as noted in the footnotes below, for:

•	each of our named executive officers (as defined in the section entitled “Executive Compensation” below);
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 28, 2017, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Information about each person, or group of affiliated persons, that is the beneficial owner of more than 5% of our outstanding shares of common stock has been obtained based on information provided to us or filed with the SEC by such stockholders.  Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock reported to be beneficially owned by them.

The address for each director and executive officer listed is: c/o Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121.

Percentage of beneficial ownership is based on 49,836,070 shares of common stock outstanding as of March 31, 2017.  The number of shares outstanding on this date includes the 18,500,000 shares of common stock issued and sold by us in a public offering that closed on March 28, 2017.

Name	Number of Shares Beneficially Owned	Warrants Exercisable by May 30, 2017	Options Exercisable by May 30, 2017	Percentage Beneficially Owned
5% or Greater Stockholders:
Delphi Ventures and Affiliated Entities(1)	3,668,019			7.4%
Domain Partners and Affiliated Entities(2)	3,243,448	358,359		7.2%
TPG Biotechnology Partners III, L.P.(3)	2,496,194	275,153		5.5%
Directors and Named Executive Officers:
Kim D. Blickenstaff(4)	2,007,939	135,633	1,208,059	6.5%
John Cajigas(5)	48,985	5,228	341,122	*
Brian B. Hansen	3,671		42,187	*
John F. Sheridan	7,763		228,302	*
Dick P. Allen(6)	172,211	31,867	76,210	*
Edward L. Cahill(7)	1,739,154		59,500	3.6%
Fred E. Cohen(8)			59,500	*
Howard E. Greene, Jr.(9)	117,865	25,933	76,210	*
Douglas A. Roeder(10)	3,668,019		59,500	7.5%
Jesse I. Treu(11)	3,243,448	358,359	59,500	7.3%
Christopher J. Twomey(12)	43,070	7,001	83,083	*
All directors and executive officers as a group (13 individuals)	11,089,442	567,275	2,955,495	27.4%

*	Represents beneficial ownership of less than one percent (1.0%)
(1)

Consists of (i) 3,632,552 shares held by Delphi Ventures VIII, L.P., and (ii) 35,467 shares held by Delphi BioInvestments VIII, L.P. (together, the “Delphi Funds”). Delphi Management Partners VIII, L.L.C. is the general partner of each of the Delphi Funds. The managing members of Delphi Management Partners VIII, L.L.C. are Douglas A. Roeder, one of our directors, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan, Ph.D. Delphi Management Partners VIII, LLC and each of the foregoing managing members may be deemed a beneficial owner of the reported shares, but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with Delphi Ventures is 160 Bovet Rd, Suite #408, San Mateo, CA 94402

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(2)

Consists of (i) 3,189,058 shares and warrants to purchase up to 352,351 shares held by Domain Partners VII, L.P. and (ii) 54,390 shares and warrants to purchase up to 6,008 shares held by DP VII Associates, L.P. (together, the “Domain Funds”). One Palmer Square Associates VII, L.L.C. is the general partner of each of the Domain Funds. The managing members of One Palmer Square Associates VII, L.L.C. are Jesse I. Treu, one of our directors, James Blair, Brian Dovey, Nicole Vitullo and Brian Halak. One Palmer Square Associates VII, L.L.C. and each of the foregoing managing members may be deemed a beneficial owner of the reported shares, but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with Domain Partners is c/o Domain Associates, L.L.C., One Palmer Square, Princeton, NJ 08542.

(3)

TPG Group Holdings (SBS) Advisors, Inc. is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG Biotechnology GenPar III Advisors, LLC, which is the general partner of TPG Biotechnology GenPar III, L.P., which is the general partner of TPG Biotechnology Partners III, L.P., which directly holds (i) 2,496,194 shares and (ii) warrants to purchase 275,153 shares. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. TPG Group Holdings (SBS) Advisors, Inc. and each of the foregoing shareholders may be deemed a beneficial owner of the reported shares, but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with TPG Group Holdings (SBS) Advisors, Inc. is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(4)	Includes 2,007,939 shares and warrants to purchase up to 135,633 shares held by the Kim Blickenstaff Revocable Trust dated April 15, 2010.
(5)

Includes 41,463 shares and warrants to purchase up to 5,228 shares held by the John Cajigas and Mary E. Cajigas Family Trust, dated August 11, 2005. Mr. Cajigas is co-trustee of the John Cajigas and Mary E. Cajigas Family Trust, dated August 11, 2005 and has shared voting and investment power over the shares held by the John Cajigas and Mary E. Cajigas Family Trust, dated August 11, 2005.

(6)

Consists of (i) 131,598 shares and warrants to purchase up to 27,796 shares held by the Allen Family Trust dated October 12, 1981, (ii) 38,975 shares and warrants to purchase up to 4,071 shares held by Allen Cornerstone Ventures, L.P., (iii) 819 shares held by the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon and (iv) 819 shares held by the Gammon Children’s 2000 Trust FBO Jake Allen Gammon. Mr. Allen is trustee of the Allen Family Trust dated October 12, 1981. Mr. Allen is Managing Partner of Allen Cornerstone Ventures, L.P. and Mr. Allen disclaims beneficial ownership of the shares held by Allen Cornerstone Ventures, L.P., except to the extent of his proportionate pecuniary interest therein. Mr. Allen is co-trustee of the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon, and disclaims beneficial ownership of such shares. Mr. Allen is co-trustee of the Gammon Children’s 2000 Trust FBO Jake Allen Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Trust FBO Jake Allen Gammon, and disclaims beneficial ownership of such shares.

(7)

Consists of (i) 1,739,154 shares that are held by HLM Venture Partners II, L.P. and (ii) options granted to Mr. Cahill personally pursuant to our director compensation program. Mr. Cahill is one of our directors. Mr. Cahill and Peter J. Grua are the managing members of HLM Venture Associates II, L.L.C., which is the general partner of HLM Venture Partners II, L.P. Mr. Cahill has shared voting and investment power over the shares held by HLM Venture Partners II, L.P. Mr. Cahill disclaims beneficial ownership of the shares held by HLM Venture Partners II, L.P., except to the extent of his proportionate pecuniary interest therein.

(8)

Consists of options granted to Dr. Cohen personally pursuant to our director compensation program. Dr. Cohen is one of our directors, and is a Partner and Managing Director of TPG Biotech, which is an affiliate of TPG Biotechnology Partners III, L.P. Dr. Cohen has no voting or investment power over the shares held by TPG Biotechnology Partners III, L.P. Dr. Cohen disclaims beneficial ownership of the shares held by TPG Biotechnology Partners III, L.P.

(9)	Includes 117,865 shares and warrants to purchase up to 25,933 shares held by the Greene Family Trust.
(10)

Consists of (i) the shares identified in footnote 1 and (ii) options granted to Mr. Roeder personally pursuant to our director compensation program. Mr. Roeder is one of our directors. Mr. Roeder, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan, Ph.D are the managing members of Delphi Management Partners VIII, LLC, which is the general partner of each of the Delphi Funds. Mr. Roeder has shared voting and investment power over the shares held by the Delphi Funds. Mr. Roeder disclaims beneficial ownership of the shares held by the Delphi Funds, except to the extent of his proportionate pecuniary interest therein.

(11)

Consists of (i) the shares identified in footnote 2 and (ii) options granted to Mr. Treu personally pursuant to our director compensation program. Mr. Treu is one of our directors. Mr. Treu, James Blair, Brian Dovey, Nicole Vitullo and Brian Halak are the managing members of One Palmer Square Associates VII, L.L.C., which is the general partner of each of the Domain Funds. Mr. Treu has shared voting and investment power over the shares held by the Domain Funds. Mr. Treu disclaims beneficial ownership of the shares held by the Domain Funds, except to the extent of his proportionate pecuniary interest therein.

(12)

Consists of (i) 25,498 shares and warrants to purchase up to 4,291 shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and (ii) 17,572 shares and warrants to purchase up to 2,710 shares held by Twomey Family Investments, LLC. Mr. Twomey is co-trustee of the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and has shared voting and investment power over the shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002. Mr. Twomey is Co-Manager of Twomey Family Investments, LLC and Mr. Twomey disclaims beneficial ownership of the shares held by Twomey Family Investments, LLC, except to the extent of his proportionate pecuniary interest therein.

TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement  21

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

This narrative discussion of the compensation philosophy, objectives, policies and arrangements that apply to our named executive officers and other senior management personnel is intended to assist your understanding of, and to be read together with, the Summary Compensation Table and related disclosures set forth below.

Named Executive Officers

For 2016, our “named executive officers” include our principal executive officer, our principal financial officer and our two other most highly compensated executive officers serving as of the end of the year. For 2016, our named executive officers were:

•	Kim D. Blickenstaff, who currently serves as our President and Chief Executive Officer, as well as a member of our board of directors, and is our principal executive officer;
•	John Cajigas, who currently serves as our Executive Vice President, Chief Financial Officer and Treasurer, and is our principal financial officer;
•	Brian B. Hansen, who currently serves as our Executive Vice President and Chief Commercial Officer; and
•	John F. Sheridan, who currently serves as our Executive Vice President and Chief Operating Officer.

Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract and retain talented executives with the skills necessary to lead us and create long-term value for our stockholders. We recognize that there is significant competition for talented executives, especially in the medical device industry, and it can be particularly challenging for early-stage companies to recruit experienced executives. When establishing our executive compensation program, our compensation committee, which we refer to as the committee for purposes of this “Executive Compensation” section, is guided by the following four principles:

•	attract executives with the background and experience required for our future growth and success;
•	provide a total compensation package that is competitive with other companies in the medical device industry that are similar to us in size and stage of growth;
•	align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of equity-based awards; and
•

tie a meaningful portion of potential total compensation to the achievement of our performance objectives, such as annual revenue, which can increase or decrease to reflect achievement with respect to the objectives.

The committee is primarily responsible for developing, reviewing and approving our compensation programs, including the compensation arrangements that apply to our named executive officers, and regularly reporting to our board of directors regarding the adoption of such programs. In particular, the committee is responsible for overseeing our cash and equity incentive plans, including approving individual grants or awards thereunder, with the exception of compensation arrangements for our chief executive officer which must be approved by our independent directors. The committee is also responsible for approving individual and company performance goals and objectives that are relevant to the compensation of our executive officers and other key employees.

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The committee evaluates the total compensation of our named executive officers and other executives relative to available compensation information from companies in our industry that are similar to us in size and stage of growth. The committee’s historical practice has been to benchmark our executive salaries just above market at the 60th percentile compared to relevant survey data, in order to compete in the market for talented executives.

The committee has not established any formal policies or guidelines for allocating between long-term and currently-paid compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives in light of our compensation objectives, the committee relies on its judgment and experience rather than adopting a formulaic approach to compensation decisions. Since our initial public offering in November 2013, the committee has authorized our management team to engage Barney & Barney to provide compensation consulting services directly to the committee. These services have included advising the committee on the selection of an appropriate peer group of other publicly traded healthcare companies, collecting and analyzing compensation data from those companies, and performing an independent review of our compensation practices for both our executive officers, as well as our non-employee directors, as compared to the peer group. Our compensation arrangements for 2016 were based on services provided during 2015 and early 2016. Our peer group for this analysis, which we refer to as our 2016 peer group, was selected primarily based on the peer companies’ similarities to us as of the time that the survey was performed, based on factors such as revenue, market capitalization, nature of operations, number of employees and location. In selecting our 2016 peer group, the committee also expressed its desire to generally maintain consistency between this group and our peer group from the previous year, but also acknowledged that some of the companies in the previous peer group had been acquired or experienced significant changes in certain factors that would no longer make them appropriate peers at the time that our 2016 peer group was selected.

Following a review and discussion of the composition of the proposed peer group, for the purpose of making decisions that established executive officer compensation in 2016, our peer group was comprised of the 23 companies in the medical device and biotechnology industries listed below, of which 15 were also part of our peer group in the prior year. With respect to Insulet, in particular, the committee recognized that the company is significantly larger than us based on revenue, market capitalization and number of employees, but determined that it should be included in our 2016 peer group because of its strong similarities to our operations and target customers.

• AtriCure	• Entellus Medical	• Intersect ENT	• Sequenom
• Atrion	• Exactech	• Invuity	• Sientra
• BioTelemetry	• Fluidigm	• LDR Holding	• Trivascular Technologies
• Cardiovascular Systems	• Genmark Diagnostics	• Nevro	• Vascular Solutions
• Cutera	• Inogen	• Orexigen Therapeutics	• Zeltiq Aesthetics
• Endologix	• Insulet	• Quidel

Barney & Barney also provided insurance brokerage services to us during 2014, 2015 and 2016 and continues to do so. In particular, during 2015 and 2016, Barney & Barney earned commission payments totaling approximately $323,000 and $377,000, respectively, in connection with insurance brokerage services that they provided to us during the year. We also paid Barney & Barney approximately $32,000 for the compensation consulting services described above during 2015 and early 2016. The committee has considered whether the work of Barney & Barney as a compensation consultant has raised any potential conflicts of interest, taking into account the following factors: (i) the amount of fees paid by us to Barney & Barney as a percentage of that firm’s total revenue, (ii) the provision of other services to us by Barney & Barney, (iii) Barney & Barney’s policies and procedures that are designed to prevent conflicts of interest, (iv) any business or personal relationship of the individual compensation advisors with any member of the committee, (v) any business relationship of Barney & Barney or business or personal relationship of the individual compensation advisors, with any of our executive officers and (vi) any ownership of our stock by Barney & Barney or the individual compensation advisors. Based on the above factors, the committee has concluded that the work of Barney & Barney, including the work performed by the individual compensation advisors employed by Barney & Barney, has not created any conflict of interest.

Compensation Elements

In light of the committee’s review of the information provided by Barney & Barney as set forth above, and in furtherance of our compensation philosophy and objectives, the executive compensation program for our named executive officers generally consists of a base salary, a cash incentive program, equity-based awards and other benefits.

Base Salary

We pay base salaries to attract and retain key executives with the necessary experience to contribute to our future growth and success. Base salaries reflect each executive officer’s responsibility level, tenure with us, individual performance and business experience.

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The committee establishes base salaries after reviewing industry compensation data as discussed above. In keeping with its philosophy of paying just above market salaries in order to attract executive talent and stay competitive in the market, the committee generally sets base salaries at approximately the 60th percentile of the base salaries paid to executives with similar titles and levels of responsibility at the surveyed companies. Salaries are then reviewed periodically and adjusted as the committee deems necessary in response to updated data regarding comparable market salaries, as well as factors such as individual performance and responsibility level.

In January 2016, based on the authority delegated to it by the board of directors, the committee approved the following base salaries for each of our named executive officers that were employed at that time:

Name	2016 Base Salary
Kim D. Blickenstaff (1)	$583,495
John Cajigas (1)	$375,000
Brian B. Hansen (2)	$375,000
John F. Sheridan (1)	$375,000

(1) Effective on March 5, 2016.

(2) Mr. Hansen’s base salary was approved by the committee in January 2016 among other terms within his employment offer letter. Mr. Hansen commenced his employment with us on February 1, 2016.

2016 Cash Bonus Plan

For 2016, we adopted a cash incentive program, or the 2016 Cash Bonus Plan, that applied to each of our executive officers, as well as to certain other senior management personnel. The committee approved the 2016 Cash Bonus Plan because it believes that aligning the payment of cash incentives with the achievement of a specified company performance objective creates long-term value for us and aligns the compensation of our executive officers with the interests of our stockholders.

Under the terms of the 2016 Cash Bonus Plan, cash bonuses could be earned based on our achievement of specified financial performance objectives and product development milestones. The 2016 base salary, target percentage and resulting target cash bonus amount for each named executive officer is set forth in the table below:

Name	2016 Base Salary	Target Percentage		Target Cash Bonus
Kim D. Blickenstaff	$583,495	80%	(1)	$466,796
John Cajigas	$375,000	50%		$187,500
Brian Hansen	$375,000	50%	(2)	$187,500
John F. Sheridan	$375,000	50%		$187,500

(1) Mr. Blickenstaff’s target bonus percentage will be reduced by 50% if the Financial Performance Objectives (Part II), as described below, are not met.

(2)Mr. Hansen’s bonus will be prorated based on actual base salary earned in 2016 from his start date.

The percentage of the target cash bonus for each named executive officer that is subject to the financial performance objectives and product development milestones, respectively, is set forth in the table below:

Targets	Percentage of Target Bonus
Financial Performance Objectives (Part I)	60%
Financial Performance Objectives (Part II)	20%
Product Development Milestones	20%
TOTAL	100%

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The financial performance components and product development components of the 2016 Cash Bonus Plan may be earned independent of one another. However, all bonus payments under the 2016 Cash Bonus Plan remain subject to the discretion of the board of directors or the committee. The plan provided that if we did not achieve any portion of any of the financial performance components or the product development components, no payouts would be made unless the board of directors or the committee, in its sole discretion, determines that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.

In January, 2017, the board of directors, upon the recommendation of the committee, determined that no cash bonus payments were earned pursuant to the terms of the 2016 Cash Bonus Plan.

Alternative Cash Bonus Award

In January 2017, the board of directors, upon the recommendation of the committee, also approved the adoption of an alternative cash bonus award applicable to our officers, or the Cash Bonus Award. Mr. Blickenstaff, our President and Chief Executive Officer, declined to participate in the Cash Bonus Award and will not receive any cash payments pursuant to the award. The committee awarded Messrs. Cajigas, Hansen and Sheridan payments in the amounts set forth opposite their names in the table below:

Name	Alternative Bonus Award
Kim D. Blickenstaff	$-
John Cajigas	$109,500
Brian B. Hansen	$99,519
John F. Sheridan	$109,500

50% of the amount earned under the Cash Bonus Award was paid on February 10, 2017. The remaining 50% will be paid on June 30, 2017 and, among other terms, is conditioned on the individual’s continuous employment with us through the applicable payment date. Further, in their sole discretion, the board of directors or the committee may determine in the future that there are other factors that merit consideration in the determination of the amount and timing of payments of any Cash Bonus Award, which may be determined on an individual basis.

2017 Cash Bonus Plan

The committee has not approved a cash bonus plan based on 2017 performance criteria, but intends to do so in the future.

Equity-Based Awards

In keeping with our executive compensation philosophy, the committee believes that meaningful equity ownership is important to align the interests of our executives with those of our stockholders and to provide our executives with incentives to create long-term value for our stockholders. The executives’ interests are aligned with those of our stockholders because, as the value of our company increases over time, the value of the executives’ equity grants increases as well. The committee also believes that granting equity awards that vest over time promotes the retention of our executives.

Prior to the completion of our initial public offering, our outstanding equity awards were principally granted pursuant to our 2006 Stock Incentive Plan, or the 2006 Plan, which allowed for the issuance of equity awards to our officers, directors and employees in the form of stock options or restricted stock. Following the completion of our initial public offering, the committee and our board of directors determined not to make any further awards under the 2006 Plan.

In connection with our initial public offering, our board of directors and stockholders approved the 2013 Plan, which allows for the issuance of equity awards to our officers, directors and employees in the form of stock options, restricted stock, stock appreciation rights, or SARs, and restricted stock units, or RSUs.

When determining the number of equity awards to be granted to each executive, the committee generally considers several factors, including the position and level of responsibility of the executive, the executive’s tenure with us, and survey data regarding the level of equity ownership by executives with similar titles and levels of responsibility at the surveyed companies. The committee also takes into account our achievement of significant milestones during the period prior to the grant date, such as completing financing transactions or receiving regulatory clearance or approval to commercialize products.

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In February 2016, the independent directors of our board of directors approved the grant of the following number of stock options to each of our named executive officers pursuant to the 2013 Plan as follows, including an award to Mr. Hansen as an inducement for his joining our company:

Name	Aggregate Number of Option Awards (#)
Kim D. Blickenstaff	236,850
John Cajigas	84,600
Brian B. Hansen	135,000
John F. Sheridan	84,600

Each of the options vests over a period of 48 months, with 25% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 75% of the shares vesting in equal monthly installments over the remaining 36 months. The number of options granted to each named executive officer was also determined by reference to the factors discussed above.

In December 2016, the independent directors of our board of directors also approved the grant of additional stock options to each of our named executive officers pursuant to the 2013 Plan as listed below. When determining the number of equity awards to be granted to each executive, in addition to the factors described above, the board of directors also considered the recent decline in our stock price and the lack of retention value of outstanding stock options held by our executive officers. However, Mr. Blickenstaff declined to participate in the grant and did not receive an award.

Name	Aggregate Number of Option Awards (#)
Kim D. Blickenstaff	-
John Cajigas	169,200
Brian B. Hansen	112,800
John F. Sheridan	169,200

Each of these options vests over a period of 24 months, with 50% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 50% of the shares vesting in equal monthly installments over the remaining 12 months.

We expect that future equity awards will be granted to our named executive officers and other employees pursuant to the 2013 Plan. For additional information, see the section entitled “Stock Incentive Plans” below.

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Benefits

We have adopted a defined contribution 401(k) plan for the benefit of our employees. Employees are eligible to participate in the plan beginning on the first day of the calendar quarter following their date of hire. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation. We do not match contributions at this time.

In June 2014, we adopted and approved the Deferred Compensation Plan. The Deferred Compensation Plan is a nonqualified deferred compensation program that we sponsor to provide non-employee directors and certain of our management employees designated by our board of directors the opportunity to defer compensation under the plan. The effective date for the Deferred Compensation Plan for the first year was July 1, 2014, and thereafter the plan year runs from January 1 to December 31. There is no limit on the amount that a participant may defer under the Deferred Compensation Plan, whether in a particular plan year or in the aggregate. Our board of directors may also elect to make additional discretionary contributions to be credited to the account of any or all participants in the Deferred Compensation Plan; however, no such contributions have been made since the inception of the plan. All contributions by a participant, and any discretionary contributions that we make in the future, will fully vest immediately. We established a trust for the purpose of reserving any benefits that may become payable under the Deferred Compensation Plan. Distributions from the Deferred Compensation Plan will be governed by the U.S. Internal Revenue Code of 1986, as amended, or the Code, and the terms of the plan.

We also offer a standard benefits package that we believe is necessary to attract and retain key executives. Our named executive officers are eligible to participate in our health and welfare benefit plans. We also pay the premiums for long-term disability insurance and life insurance for our named executive officers.

Hedging and Pledging Policy

Our Insider Trading Policy prohibits our employees, including our named executive officers, from engaging in transactions to “hedge” ownership of our stock, including short sales or trading in any derivatives involving our securities. We believe this policy is consistent with good corporate governance and with our pay-for-performance compensation model. Our policies also prohibit pledging of our common stock. There are no outstanding pledged shares.

Clawback Policy

In accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required, as a result of misconduct, to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received as a result of the material noncompliance. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

Tax and Accounting Considerations

Section 162(m) of the Code generally provides that a publicly held company may not deduct compensation paid to certain of its top executive officers in excess of $1 million in a calendar year, unless such compensation qualified as “performance-based compensation” within the meaning of Section 162(m) of the Code. We are mindful of the benefit to us and our stockholders of the full deductibility of compensation and have taken steps so that both the cash and equity awards that we grant may qualify for deductibility under Section 162(m) of the Code. However, the committee retains the discretion to provide compensation that potentially may not be fully deductible to reward performance to enhance retention, or to otherwise further our compensation objectives, consistent with our compensation philosophy. In addition, awards that we grant that are intended to qualify as performance-based awards may not necessarily qualify for such status under Section 162(m) of the Code.

The committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.

Employment Agreements

We have not entered into employment agreements with any of our current executive officers to date.

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Employment Arrangements

Mr. Hansen commenced his employment with us on February 1, 2016. As a condition to his employment, Mr. Hansen relocated to San Diego, California. We paid Mr. Hansen a sign on bonus, or Sign On Bonus, and relocation bonus, or Relocation Expense Reimbursement, of $75,000 and $80,000, respectively, which was paid to him in cash in 2016. We entered into an Agreement for Repayment of Relocation Payments with Mr. Hansen. Under the terms of his offer letter and the Agreement for Repayment of Relocation Payments, Mr. Hansen will be required to repay his Sign On Bonus and Relocation Expense Reimbursement in full in the event of his termination of employment within 12 months following his commencement of employment, or a pro-rata portion based on the number of months for which he was employed in the event of his termination of employment within 24 months following his commencement of employment.

Employment Severance Agreements

Our board of directors has approved employment severance agreements with all of our senior management personnel, including our named executive officers. Our board of directors believes it is important to provide our executive officers with severance benefits under limited circumstances in order to provide them with enhanced financial security and sufficient incentive and encouragement to remain employed by us.

Pursuant to the terms of each of the severance agreements, if within three months prior or 12 months following a change of control (as defined in the severance agreements), the executive officer’s employment is terminated as a result of (i) an involuntary termination or (ii) a resignation for good reason (each as defined in the severance agreements), then the executive will continue to receive salary at the salary amount in effect at the time of such termination (less applicable withholdings and deductions) for the applicable severance period beginning immediately following such termination, as well as the executive’s target bonus for the year in which the termination occurs. The executive will also vest in and have the right to exercise all outstanding options, restricted stock awards and SARs that were unvested as of the date of such termination. Additionally, all of our repurchase rights with respect to any vested and unvested restricted stock will lapse and any right to repurchase any of our common stock will terminate.

If within 12 months following a change of control, the executive officer’s employment is terminated as a result of voluntary resignation, termination for cause, disability or death, then the executive officer will not be entitled to receive severance change of control benefits except for those as may be established under our then-existing severance and benefit plans and practices or pursuant to other written agreements between us and such executive officer.

Pursuant to the terms of each of the severance agreements, upon the termination of the executive officer’s employment for any reason, we will pay the executive:

•	any unpaid base salary due for periods prior to the termination date;
•	all of the executive’s accrued paid time off through the termination date; and
•	all expenses reasonably and necessarily incurred and submitted on proper expense reports in connection with our business prior to the termination date.

The severance agreements are substantially identical for each of the executive officers except that the severance period for Mr. Blickenstaff is 24 months and the severance period for each of Messrs. Cajigas, Hansen and Sheridan is 18 months.

The benefits payable under the severance agreements may be immediately terminated in certain circumstances, including the unauthorized use by an executive officer of our material confidential information or any prohibited or unauthorized competitive activity undertaken by an executive officer.

28  TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement

Summary Compensation Table

The following table provides a summary of the compensation of our named executive officers for the fiscal years ended December 31, 2016, 2015 and 2014 as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Kim D. Blickenstaff President and Chief Executive Officer	2016	$569,006	$—	$866,656	$—	$2,772	$1,438,434
	2015	$566,310	$—	$1,093,333	$392,959	$2,772	$2,055,374
	2014	$532,692	$—	$—	$254,180	$2,774	$789,646
John Cajigas Executive Vice President, Chief Financial Officer and Treasurer (5)	2016	$365,000	$109,500	$523,351	$—	$966	$998,817
	2015	$360,379	$—	$390,525	$156,291	$630	$907,825
Brian B. Hansen Executive Vice President and Chief Commercial Officer (5)	2016	$331,731	$99,519	$636,505	$—	$180,252	$1,248,007
John F. Sheridan Executive Vice President and Chief Operating Officer	2016	$365,000	$109,500	$523,351	$—	$15,637	$1,013,488
	2015	$360,379	$—	$390,525	$156,291	$3,105	$910,300
	2014	$347,115	$—	$—	$99,378	$1,808	$448,301
(1)

These amounts reflect the Cash Bonus Award for 2016. For additional information, see the section entitled “Alternative Cash Bonus Award” above. We did not pay any discretionary bonuses to our named executive officers in 2015 or in 2014.

(2)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our named executive officers. These amounts reflect the grant date fair value of the options awarded to each of our named executive officers calculated in accordance with FASB ASC Topic 718 (without regard to estimates of forfeitures related to service-based vesting). Information regarding assumptions made in valuing the option grants can be found in Note 6 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 8, 2017.

(3)

These amounts reflect cash bonuses paid under the 2015 Cash Bonus Plan and 2014 Cash Bonus Plan. We did not pay any non-equity incentive plan compensation to our named executive officers under  the 2016 Cash Bonus Plan.

(4)

During fiscal year 2016, Mr. Sheridan, and Mr. Hansen and his spouse, participated in our incentive award trip for selected members of our executive and sales teams. Amounts listed include the incremental costs to us of meals, entertainment and other expenses for Mr. Hansen and his spouse of $14,860, as well as statutory tax with respect to the imputed income associated with the trip for Mr. Hansen of $8,946 for fiscal year 2016. Amounts listed include the incremental costs to us of meals, entertainment and other expenses for Mr. Sheridan of $7,430, as well as statutory tax with respect to the imputed income associated with the trip for Mr. Sheridan of $4,473 for fiscal year 2016. The dollar amounts listed also reflect the Sign On Bonus and Relocation Expense Reimbursement of $75,000 and $80,000, respectively, for Mr. Hansen, which was paid to him in cash in 2016. The dollar amounts listed reflect a cell phone allowance of $962 for Mr. Hansen, which was paid to him in cash in 2016. The dollar amounts listed reflect a cell phone allowance of $888 and $333 for Mr. Sheridan, which was paid to him in cash in 2016 and 2015, respectively. All other amounts for all individuals in all years reflect the value of premiums paid by us for group term life insurance.

(5)

Mr. Cajigas was not a named executive officer in 2014, so his compensation for 2014 has been excluded. Mr. Hansen was not a named executive officer in 2015 or 2014, so his compensation for 2015 and 2014 has been excluded.

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Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2016.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)
Kim Blickenstaff	574,718	—		$1.11	4/23/2023
	423,188	125,812	(3)	$15.00	11/13/2023
	62,502	95,398	(4)	$11.92	5/21/2025
	—	236,850	(5)	$6.95	2/16/2026
John Cajigas	119,360	—		$1.11	4/23/2023
	147,229	43,771	(3)	$15.00	11/13/2023
	22,325	34,075	(4)	$11.92	5/21/2025
	—	84,600	(5)	$6.95	2/16/2026
	—	169,200	(6)	$2.30	12/16/2026
Brian Hansen	—	135,000	(5)	$6.95	2/16/2026
	—	112,800	(6)	$2.30	12/16/2026
John Sheridan	79,580	7,460	(2)	$1.11	4/23/2023
	76,313	22,687	(3)	$15.00	11/13/2023
	22,325	34,075	(4)	$11.92	5/21/2025
	—	84,600	(5)	$6.95	2/16/2026
	—	169,200	(6)	$2.30	12/16/2026
(1)	The expiration date of all option awards is ten years from the date of grant.
(2)

This amount represents options to purchase shares of our common stock that were granted on April 23, 2013 and remained unvested as of December 31, 2016. The shares underlying these options vest as to 25% of the shares on April 23, 2014, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until February 25, 2017, provided that the option holder continues to provide services to us through such dates.

(3)

This amount represents options to purchase shares of our common stock that were granted on November 13, 2013 and remained unvested as of December 31, 2016. The shares underlying these options vest as to 25% of the shares on November 13, 2014, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until November 13, 2017, provided that the option holder continues to provide services to us through such dates.

(4)

This amount represents options to purchase shares of our common stock that were granted on May 21, 2015 and remained unvested as of December 31, 2016. The shares underlying these options vest as to 25% of the shares on May 21, 2016, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until May 21, 2019, provided that the option holder continues to provide services to us through such dates.

(5)

This amount represents options to purchase shares of our common stock that were granted on February 16, 2016 and remained unvested as of December 31, 2016. The shares underlying these options vest as to 25% of the shares on February 16, 2017, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until February 16, 2020, provided that the option holder continues to provide services to us through such dates.

(6)

This amount represents options to purchase shares of our common stock that were granted on December 16, 2016 and remained unvested as of December 31, 2016. The shares underlying these options vest as to 50% of the shares on December 16, 2017, the first anniversary of the grant date, and the remaining 50% of the shares vest in 12 equal monthly installments until December 16, 2018, provided that the option holder continues to provide services to us through such dates.

Option Exercises and Stock Vested at Fiscal Year End

The following table presents certain information concerning the exercise of options by our named executive officers during the fiscal year ended December 31, 2016.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Kim D. Blickenstaff	—	$—
John Cajigas	—	$—
Brian B. Hansen	—	$—
John F. Sheridan	25,000	$174,335
(1)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our named executive officers. Amounts realized upon exercise of options are calculated by subtracting the exercise price of the options from the fair market value of the underlying shares on the date of exercise.

30  TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement

Stock Incentive Plans

As of December 31, 2016, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding stock options and number of shares remaining available for future issuance under the 2006 Plan and the 2013 Plan are set forth in the table below. The table below also reflects the number of shares reserved for issuance, number of shares issued and number of shares remaining available for future issuance under the ESPP. The committee and our board of directors have determined not to make any further awards under the 2006 Plan.

Name	Number of Shares Reserved for Issuance	Number of Shares Issued	Number of Shares Underlying Outstanding Options	Number of Shares Remaining Available for Future Issuance
2006 Plan	2,685,605	626,987	1,825,300	—
2013 Plan	6,965,369	—	6,403,087	562,282
ESPP	1,324,348	1,245,889	—	78,459

2006 Stock Incentive Plan

The 2006 Plan was originally approved by our board of directors in September 2006, was subsequently approved by our stockholders in July 2007 and was most recently amended in April 2013.

We have reserved an aggregate of 1,825,300 shares of our common stock for issuance pursuant to awards that were outstanding under the 2006 Plan as of December 31, 2016.

The 2006 Plan permits us to make grants of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code, and options that do not so qualify, which are referred to as non-qualified stock options. Incentive stock options may only be issued to our employees. Non-qualified stock options may be issued to employees, officers, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the 2006 Plan is determined by the committee, and may not be less than 100% of the fair market value of the common stock on the date of grant, subject to certain exceptions. The term of each option is fixed by the committee and may not exceed ten years from the date of grant. All option grants under the 2006 Plan were made pursuant to a written option agreement.

The 2006 Plan also permits us to make grants of restricted stock. Restricted stock awards may be issued to employees, officers, directors, consultants and other service providers. The purchase price for the restricted stock awards granted pursuant to the 2006 Plan is determined by the committee, and may not be less than 85% of the fair market value of the common stock on the date of grant, subject to certain exceptions. All restricted stock grants under the 2006 Plan are made pursuant to a written restricted stock agreement.

The 2006 Plan is administered by the committee. The committee has the authority to manage and control the administration of the 2006 Plan. In particular, the committee has the authority to determine the persons to whom awards are granted and the number of shares of common stock underlying each award. In addition, the committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms and conditions of each award. However, the committee typically recommends specific equity grants to each executive officer, which grants are then approved by our full board of directors.

With respect to options granted under the 2006 Plan, the committee may provide that, in the event of a “change in control,” vesting will accelerate automatically effective as of immediately prior to the change in control. The committee has the discretion to provide other terms and conditions that relate to the vesting of options upon a change in control, or for the assumption of options in the event of a change in control. Outstanding options terminate upon a change in control except to the extent they are assumed in the change in control transaction. With respect to restricted stock granted under the 2006 Plan, in the event of a change in control, all repurchase rights automatically terminate immediately prior to the change in control, and the shares immediately vest in full, except to the extent that the acquiring entity provides for the assumption of the restricted stock award, or such accelerated vesting is precluded by other limitations imposed by the committee at the time the restricted stock is issued.

The committee may amend, suspend or terminate the 2006 Plan at any time, subject to compliance with applicable law. The committee may also amend, modify or terminate any outstanding award, provided that no amendment to an award may substantially affect or impair the rights of any participant under any awards previously granted without such participant’s written consent.

The committee and our board of directors determined not to make any further awards under the 2006 Plan.

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2013 Stock Incentive Plan

Our board of directors and our stockholders have approved the 2013 Plan. The 2013 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our company and thereby have an interest in its success and increased value.

We have reserved an aggregate of 6,965,369 shares of our common stock for issuance under the 2013 Plan as of December 31, 2016. This number is subject to adjustment in the event of a recapitalization, stock split, reverse stock split, reclassification, stock dividend or other change in our capital structure. In the event that an award terminates or expires for any reason, any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding options or SARs, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for grant under the 2013 Plan.

The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2015 through January 1, 2022, by the lower of (i) 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or (ii) a number determined by our board of directors that is less than (i).

The 2013 Plan permits us to make grants of (i) incentive stock options pursuant to Section 422 of the Code and (ii) non-qualified stock options. Incentive stock options may only be issued to our employees. Non-qualified stock options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the 2013 Plan is determined by the committee and may not be less than 100% of the fair market value of the common stock on the date of grant, subject to certain exceptions. The term of each option is fixed by the committee and may not exceed ten years from the date of grant. All option grants under the 2013 Plan are made pursuant to a written option agreement.

The 2013 Plan permits us to sell or make grants of restricted stock. Restricted stock may be sold or granted to our employees, directors, consultants and other service providers (or those of any current or future parent or subsidiary of our company). Restricted stock issued under the 2013 Plan is sold or granted pursuant to a written restricted stock purchase agreement.

The 2013 Plan also permits us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of common stock covered by each SAR may not be less than 100% of the fair market value of the common stock on the date of grant, subject to certain exceptions. SAR grants under the 2013 Plan are made pursuant to a written SAR agreement.

Further, the 2013 Plan permits us to issue RSUs. RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the 2013 Plan are made pursuant to a written RSU agreement.

The 2013 Plan is administered by the committee, which has the authority to control and manage the operation and administration of the 2013 Plan. In particular, the committee has the authority to determine (i) the persons to whom, and the time or times at which, incentive options, nonqualified stock options, restricted stock, SARs or RSUs will be granted, (ii) the number of shares to be represented by each option agreement or covered by each restricted stock purchase agreement, SAR agreement or RSU agreement and (iii) the exercise price of such options and the base price of such SARs. In addition, the committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award.

Unless provided otherwise in any written option agreement, restricted stock purchase agreement, SAR agreement or RSU agreement, as the case may be, the vesting of all options, restricted stock, SARs and RSUs granted under the 2013 Plan will accelerate automatically in the event of a “change in control” (as defined in the 2013 Plan) effective as of immediately prior to the consummation of the change in control unless (i) such equity awards are to be assumed by the acquiring or successor entity (or parent thereof), (ii) equity awards of comparable value are to be issued in exchange therefor or (iii) the equity awards granted under the 2013 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as the committee in its discretion may consider equitable.

Our board of directors may from time to time alter, amend, suspend or terminate the 2013 Plan in such respects as our board of directors may deem advisable, provided that no such alteration, amendment, suspension or termination may be made which would substantially affect or impair the rights of any participant under any awards previously granted, without such participant’s consent.

No awards may be granted under the 2013 Plan after the date that is ten years from the date that the 2013 Plan was approved by our stockholders.

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2013 Employee Stock Purchase Plan

Our board of directors and our stockholders have approved the ESPP. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The ESPP authorizes the issuance of shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. We have reserved an aggregate of 78,459 shares of our common stock for issuance under the ESPP as of December 31, 2016. This number is subject to adjustment in the event of a recapitalization, stock split, reverse stock split, reclassification, stock dividend or other change in our capital structure.

The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2014 through January 1, 2022, by the lower of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or (ii) a number determined by our board of directors that is less than (i).

Our board of directors has delegated its authority to administer the ESPP to the committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased by employees participating in the offering. An offering may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our board of directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (i) 85% of the fair market value of a share of our common stock on the first date of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

Employees may have to satisfy one or more service requirements before participating in the ESPP, as determined by our board of directors. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering, for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights were to be granted, such employee would have voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

In the event of a change in our capital structure through a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, our board of directors will make appropriate adjustments to (i) the number of shares reserved under the ESPP, (ii) the maximum number of shares by which the share reserve may increase automatically each year and (iii) the number of shares and purchase price of all outstanding purchase rights.

In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within a specified period prior to such corporate transaction, and any purchase rights will terminate immediately. A corporate transaction generally has the same meaning as such term is used in the 2013 Plan.

Our board of directors has the authority to amend or terminate the ESPP, provided that any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent, except in certain circumstances. We will obtain stockholder approval of any amendment to the ESPP as required by applicable law or the applicable NASDAQ Listing Rules.

Compensation Risk Assessment

We believe that, although a portion of the compensation provided to our executives and other employees is subject to the achievement of specified company performance criteria, our executive compensation program does not encourage excessive or unnecessary risk-taking. We do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

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Compensation Committee REPORT

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of Tandem Diabetes Care, Inc. has reviewed and discussed with management the Executive Compensation disclosure and related tables contained in this Proxy Statement. Based on our review and discussion, we have recommended to the board of directors that the Executive Compensation disclosure and related tables be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The foregoing report has been furnished by the compensation committee.

Respectfully submitted,

COMPENSATION COMMITTEE

Douglas A. Roeder, Chairman

Howard E. Greene, Jr.

Jesse I. Treu, Ph.D.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

34  TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions or series of similar transactions since January 1, 2016, or any currently proposed transactions, to which we were or are a party in which:

•	the amount involved exceeded or exceeds $120,000; and
•

any of our directors, nominees for director, executive officers, any holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

Our board of directors has adopted a Related Party Transaction Policy to assist us in identifying, reviewing and approving or rejecting related party transactions. Under our Related Party Transaction Policy, our Compliance Officer (as defined in the Related Party Transaction Policy) is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a current or proposed transaction. To assist the Compliance Officer in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Compliance Officer determines that the related person would have a direct or indirect material interest in the transaction, the Compliance Officer must present the transaction to the audit committee for review or, if impracticable under the circumstances, to the Chairman of the audit committee. The audit committee must then either approve or reject the transaction in accordance with the terms of the Related Party Transaction Policy.

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Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers and beneficial owners of 10% or more of our common stock, which we collectively refer to as our reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from our reporting persons, we believe that during the fiscal year ended December 31, 2016, all of our reporting persons complied with all applicable SEC filing requirements under Section 16(a) of the Exchange Act.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2018 must be received by us no later than December 7, 2017 in order to be included in our proxy statement and form of proxy relating to that meeting. In order to be included in the proxy statement, these proposals must comply with the requirements as to form and substance established by the SEC for such proposals.

Under our amended and restated bylaws, a stockholder who wishes to make a proposal at the 2018 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than the close of business on January 16, 2018 and no later than the close of business on February 15, 2018. Our amended and restated bylaws specify certain requirements regarding the form and content of such a notice.

ANNUAL REPORT

A copy of our Annual Report has been posted on the Internet, along with this Proxy Statement, each of which is accessible by following the instructions in the Notice.  Please see the response to the question entitled “Why did I receive a notice in the mail regarding the Internet availability of proxy materials?” above for additional information.

Any person who was our stockholder on the record date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request from such stockholder. Requests should be directed in writing to Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel, or by telephone to (858) 366-6900.

36  TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement

Stockholders Sharing the Same Address

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other agents to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, broker or other nominee and have consented to householding will receive only one copy of our proxy statement and annual report.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your bank, broker or other nominee. You may also obtain additional copies of the proxy statement or annual report without charge by contacting us at Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel, or by telephone to (858) 366-6900.

Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their bank, broker or other nominee, or by contacting us as indicated above.

OTHER MATTERS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, the shares of our common stock represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

By Order of the Board of Directors

Kim D. Blickenstaff

President, Chief Executive Officer and Director

San Diego, California

April 6, 2017

TANDEM DIABETES CARE, INC.  |  2017 Proxy Statement  37

TANDEM® DIABETES CARE
11045 Roselle Street
San Diego, CA 92121
www.tandemdiabetes.com

0 TANDEM DIABETES CARE, INC. proxy for annual meeting of stockholders on may 16, 2017 solicited on Behalf of the Board of irectors The undersigned hereby appoints Kim D. Blickenstaff and John Cajigas, or either of them, as proxies, each with the power to appoint his substitute, to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Tandem Diabetes Care, Inc. held of record by the undersigned at the close of business on March 28, 2017 at the Annual Meeting of Stockholders to be held May 16, 2017 at 3:00 p.m. Pacific Time at 11045 Roselle St., San Diego, California 92121, and at any adjournment thereof. (continued and to be signed on the reverse side.) 1.1 14475

aNNUal mEETiNG Of sTOcKhOldERs OfTaNdEm diaBETEs caRE, iNc.may 16, 2017NOTicE Of iNTERNET availaBiliTY Of pROXY maTERials:The Notice of Meeting, proxy statement and proxy cardare available at http://www.astproxyportal.com/ast/18636Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.1. Election of three Class I directors:O Kim D. BlickenstaffO Howard E. Greene, Jr.O Christopher J. Twomey2. To ratify the appointment of Ernst & Young LLP as our independentregistered public accounting firm for our fiscal year endingDecember 31, 2017.3. To transact such other business as may properly come before the meeting or anyadjournments or postponements thereof.In their discretion, the proxies are authorized to vote upon such other business asmay properly come before the Annual Meeting. This proxy when properly executedwill be voted as directed herein by the undersigned Stockholder. if no direction ismade, this proxy will be voted “fOR all NOmiNEEs” in proposal 1 and “fOR”proposal 2.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:NOmiNEEs:ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" ThE ElEcTiON Of Each Of ThE diREcTOR NOmiNEEs aNd "fOR" pROpOsal 2.plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE xPlease detach along perforated line and mail in the ------------------ envelope provided. ----------------20330000000000000000 9 051617GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.